Exhibit 10.5

CONSTRUCTION RIDER TO LOAN AGREEMENT

This Construction Rider To Loan Agreement (this “Construction Rider”) is made and entered as of the Closing Date, by and among Sovereign Bank, as Lender, Lazarus Energy LLC, as Borrower, and Guarantor (as defined in the Loan Agreement defined below). In the event the terms and provisions of this Construction Rider are in conflict with the terms and provisions of the Loan Documents, the terms and provisions of this Construction Rider will control. However, the terms, conditions, requirements, and agreements contained herein are intended to be in addition to, and not a replacement of, the terms, conditions, requirements, and agreements contained in, and consistent with, the Loan Agreement.

Unless a particular term, word or phrase is otherwise defined or the context otherwise requires, capitalized terms, words and phrases used herein have the following meanings (all definitions that are defined in this Construction Rider in the singular to have the same meanings when used in the plural and vice versa). Capitalized terms not otherwise defined in this Construction Rider shall have the same meaning as defined in the Loan Agreement:

“Advance” means a disbursement by Lender of any of the Escrow or proceeds of the Loan from the Disbursement Account for the construction of the Storage Improvements.

“Approved Budget” means a budget and cost itemization prepared by Borrower, and approved in writing by Lender, specifying the cost by item of (a) all labor, materials, and services necessary for the construction of the Storage Improvements in accordance with the Plans and all Legal Requirements; and (b) all other expenses anticipated by Borrower incident to the Loan, the Land, and the construction of the Storage Improvements.

“Architect” means the architect, if any, named on Exhibit “1” attached hereto and incorporated herein by reference.

“Architectural Contract” means a written agreement between Borrower and Architect, if any, for architectural services pertaining to construction of the Storage Improvements.

“Borrower’s Affidavit” means a sworn affidavit of Borrower (and such other parties as Lender may require) to the effect that all statements, invoices, bills, and other expenses incident to the construction of the Storage Improvements incurred to a specified date, whether or not specified in the Approved Budget, have been paid in full, except for (a) amounts retained pursuant to a Construction Contract, and (b) items to be paid from the proceeds of an Advance then being requested or in another manner satisfactory to Lender.

“Completion” is defined in Section C of this Construction Rider.

“Completion Date” means the Completion Date specified in Exhibit “1”.

“Construction Contract” means each agreement made by Borrower for construction of the Storage Improvements.

“Contractor” means each Person with whom Borrower makes a Construction Contract.

“Deed of Trust” means the Deed of Trust (as defined in the Loan Agreement) covering and encumbering, among other things, the Land and/or Storage Improvements to secure payment and performance of the Obligations.

“Escrow” means any funds placed on deposit with Lender or Lender's Representative and to be disbursed per the Loan Agreement or any other agreement.

“Inspecting Architects/Engineers” means the inspecting architects and/or engineers, if any, specified by Lender from time to time.

“Lender's Representative” means the party who would make the actual advances from the Escrow or the Disbursement Account to Borrower.

“Loan Agreement” shall mean the Loan Agreement dated as of the date hereof, among Sovereign Bank, as Lender, Lazarus Refining & Marketing, LLC, as Borrower, and Jonathan Pitts Carroll, Sr., Lazarus Energy Holdings LL, Lazarus Energy LLC and Blue Dolphin Energy Company, collectively as Guarantor, to which this Construction Rider is attached, as it may from time to time be amended, modified, restated or supplemented.

“Plans” means the final working drawings and specifications and timeline for the construction of the Storage Improvements (including soil reports and engineering calculations) prepared by Architect (or Borrower, if there is no Architect) and as modified or supplemented from time to time and approved by Lender, Borrower, any lessee of the Land, if applicable, and, to the extent necessary, by each Governmental Authority.

“Principal Debt” means the aggregate unpaid balance of all Advances of the Loan, and all other principal indebtedness, if any, under the Note, at the time in question.

“Request for Advance” means a written request by Borrower (and such other parties as Lender may require) to Lender, on a form approved by Lender, specifying by name, current address, and amount all parties to whom Borrower is obligated for labor, materials, or services supplied for the construction of the Storage Improvements and all other expenses incident to the Loan, the Land, and the construction of the Storage Improvements, whether or not specified in the Approved Budget, requesting an Advance for the payment of such items, containing, if requested by Lender, an Borrower’s Affidavit, accompanied by such schedules, affidavits, releases waivers, statements, invoices, bills, and other documents as Lender may request.

“Title Company” means the title company or title companies named in Exhibit “1”.

“Title Insurance” means one or more title insurance commitments, binders, or policies, as Lender may require, issued by the Title Company, on a coinsurance or reinsurance basis (with direct access in Texas) if and as required by Lender, in the maximum amount of the Loan insuring or committing to insure that the Deed of Trust constitutes a valid lien covering the Land and all Storage Improvements thereon subject only to those exceptions which Lender may approve.

A. General. Subject to the conditions hereof and the other terms, conditions, and requirements contained in the Loan Agreement, and provided that an Event of Default has not occurred, Lender will make Advances for construction-related expenses to Borrower in accordance with this Construction Rider. However, prior to any construction-related Advance, the following additional terms and conditions must be satisfied:

1.	Borrower must pay to Lender all required fees, costs, and expenses.

2.	Lender must obtain an inspection of and acceptable report on the Storage Improvements by the Inspecting Architects/Engineers, if required by Lender.

3.	The sum of the Principal Debt plus the amount of the requested Advance shall not be in excess of the amount then available under Section 2.1 of the Loan Agreement.

4.	The Title Insurance shall be endorsed and extended, if required by Lender, to cover each Advance with no additional title exceptions objectionable to Lender.

5.
Borrower shall procure and deliver to Lender, if required by Lender, releases or waivers of mechanic's liens and receipted bills showing payment of all amounts due to all Persons who have furnished materials or services or performed labor of any kind in connection with the construction of any of the Storage Improvements or otherwise with respect to the Land.

6.
At the option of Lender, Advances shall be made only on the certificate of the Inspecting Architects/Engineers or other designated agent of Lender approved by the Lender, to which certificate shall be attached an estimate by the Contractor setting forth items to be paid out of the proceeds of each such Advance. However, the Lender may, at its discretion, make advances without requiring such certificate and Contractor's estimate, in which event Borrower shall furnish Lender a list of and the amounts of each items to be paid out of the Advances, or such other evidence that Lender may require.

B. Procedure for Borrowing. Lender shall not be required to make Advances more frequently than specified in Exhibit “1”, hereto. Each Application for Advance shall be submitted by Borrower to Lender a reasonable time (but not less than five Business Days) prior to the requested date (which must be a Business Day) of the Advance. Except as Lender may otherwise determine from time to time, each Advance will be made at Lender's principal office or at such other place as Lender may designate.

C. Advances. Advances shall be made only for costs and expenses specified in the Approved Budget, and then only for work performed, services rendered, or materials furnished; invoices for same must be provided to Lender; no Advance shall be made for advance or unearned payments (or for making a dividend or distribution to any shareholder of Borrower). Advances for payment of costs of construction of the Storage Improvements shall be made only after actual commencement of construction of the Storage Improvements and shall not exceed the aggregate of (a) the costs of labor, materials, and services incorporated into the Storage Improvements in a manner acceptable to Lender, plus (b) if approved by Lender, the purchase price of all uninstalled materials to be utilized in the construction of the Storage Improvements stored on the Land, or elsewhere with the written consent of, and in a manner acceptable to, Lender, less (c) retainage, if any, specified in Exhibit “1”, and less (d) all prior Advances for payment of costs of labor, materials, and services for the construction of the Storage Improvements. Without limitation of other conditions applicable thereto, the final Advance, including all retainage, will not be made until Completion of the Storage Improvements has occurred.  “Completion” shall have occurred with respect to the Storage Improvements when (i) “completion” (as that term is used in §53.106 of the Texas Property Code) of the Storage Improvements has occurred and (ii) Lender has received the following to its satisfaction (or waived them in writing): (1) a completion certificate from the Architect and from the Inspecting Architects/Engineers, if any, (2) evidence that all Legal Requirements have been satisfied, including, but not limited to, delivery to Lender of certificates of occupancy permitting the Storage Improvements to be legally occupied, if applicable, (3) evidence that no mechanic's or materialmen's liens or other encumbrances have been filed and remain in effect against the Land, (4) final lien releases or waivers by Architect, Contractor, and all subcontractors, materialmen and other Persons who have supplied labor, materials or services for the construction of the Storage Improvements, or who otherwise might be entitled to claim a contractual, statutory or constitutional lien against the Land, (5) an “as-built” Survey showing that the Storage Improvements as completed do not encroach on any boundary line, easement, building set back line, or other restricted area. Ten percent (10%) retainage shall be withheld from all Advances until thirty (30) days after Completion of the Storage Improvements. In addition, the final Advance hereunder shall, at Lender's option, be withheld until thirty (30) days after (i) the Completion of the Storage Improvements and (ii) an affidavit of completion has been filed with the county clerk of the county in which the Land is located in compliance with §53.106 of the Texas Property Code. To the extent that the Storage Improvements are divided into phases or identifiable segments, references in the preceding sentence to a final Advance shall include each final Advance with respect to such a phase or segment. As a condition precedent to the first Advance for labor, materials, or construction services (whether or not it is the first Advance), Borrower and each original Contractor shall have jointly executed and recorded with the county clerk of the county in which the Land is situated, an affidavit of commencement of work, in form and substance approved by Lender, which contains the information required by §53.124(c) of the Texas Property Code, provided further that the date of commencement of work specified in such affidavit shall be subsequent to the date of recordation of the Deed of Trust.

D. Approved Budget Allocations. Lender shall not be obligated to make an Advance of an item allocated in the Approved Budget to the extent that the amount of the Advance of such item, when added to the amount of prior Advance of such item, would exceed the amount allocated to such item in the Approved Budget. Lender reserves the right to make Advances which are allocated to any of the items in the Approved Budget for such other items therein or in such different proportions as Lender may, in its sole discretion, deem necessary or advisable. Borrower may not reallocate items of cost in or change the Approved Budget without the prior written consent of Lender.

E. Disbursement of Loan Proceeds. Borrower and Lender agree, anything herein or in the other Loan Documents to the contrary notwithstanding, that the Lender shall have the right, in its sole discretion, to advance the proceeds of the Loan in installments, from time to time, as, in the opinion of the Lender, funds are needed by Borrower for the purposes herein expressed; and the Lender reserves the right in its discretion to advance only such part of said Loan proceeds as it deems best, and to discontinue making such Advances to Borrower if, in its discretion, further or additional Advances shall seem to it unjustified, unwise or undesirable or if it deems itself insecure; and said Loan Documents shall be and remain valid and binding as security for the aggregate amount advanced at any time, whether or not the full amount of said Loan is Advanced. Lender will endeavor to make a requested disbursement within ___ days after Borrower has made a written request for payment and Lender has received all supporting information and documentation as may be required by Lender and/or any construction manager retained by Lender.

F. Timely Payment of Construction Costs. Borrower agrees to pay, as the work progresses, all bills for labor and materials going into construction of the Storage Improvements, and agrees to submit to the Lender all such receipts, affidavits, canceled checks or other evidences of payment as may be requested from time to time, and when and if requested by the Lender at any time to furnish adequate proof of payment of all indebtedness of every kind and character incurred in the development of the Land and/or the construction of Storage Improvements.

G. No Work Done - Condition of Premises. Borrower warrants that no construction materials, supplies or equipment have been placed on the Land, that no labor has been performed therein incidental to the contemplated construction, and that Borrower has not received any notice of a claim of a mechanic's or materialman's lien against the Land except those liens shown on Exhibit “G” to the Loan Agreement and which will be paid in full with proceeds of the Loan and released. Borrower also warrants that the Storage Improvements are not now damaged or injured as a result of any fire, explosion, accident, flood or other casualty.

H. Work in Accordance with Plans. Borrower agrees to proceed with diligence to construct the Storage Improvements called for by the Plans and the Construction Contract, a copy of which Plans and Construction Contract have been delivered to the Lender, and Borrower further agrees that said construction work shall be done strictly in accordance with Plans and Construction Contract as approved by the Lender, and with all applicable Legal Requirements. The Plans and the Construction Contract heretofore delivered to, and approved by, the Lender may not be materially changed, altered or added to without the prior written consent of Lender.  Borrower shall use achieve Completion by no later than the Completion Date (or such later date as is consent to by Lender in writing).

I. Disbursements. Inspections shall be made by a representative of Lender for all disbursements. At no time and in no event shall Lender be obligated to disburse funds in excess of the amount recommended by Lender's agent or the Inspecting Architects/Engineers; or if any Event of Default shall have occurred; or if Lender is unsatisfied with the progress of construction; or, if in the sole opinion of Lender, the estimated remaining cost of construction in accordance with the Plans exceeds the remaining undisbursed portion of the Loan proceeds; or if any Storage Improvements shall have been damaged by fire or other casualty and Lender shall not have received insurance proceeds sufficient in the sole judgment of Lender to effect the restoration of the Storage Improvements to the condition immediately preceding such damage and in accordance with the Plans, if applicable, and permit the completion of the Storage Improvements on or before the scheduled completion date. It is understood that any sum or sums required for the construction of the Storage Improvements over and above the proceeds of the Loan herein agreed to be made shall be advanced by, and be the sole responsibility of, Borrower.

J. Remedies of Lender. Upon the occurrence of any Event of Default, and after the expiration of any applicable cure period, Lender shall at its option be entitled, in addition to and not in lieu of the remedies provided in the Loan Agreement and other Loan Documents, to proceed to exercise any or all of the following remedies:

1. Require Borrower to vacate the Land and Storage Improvements.  Borrower agrees that, upon Lender's request in the event of an Event of Default, to immediately vacate the Land and Storage Improvements;

2. Enter into possession of the Land and Storage Improvements;

3. Perform or cause to be performed any and all work and labor necessary to complete the Storage Improvements in accordance with the Plans and Construction Contract;

4. Employ security watchmen to protect the Land and Storage Improvements;

5. Disburse that portion of the Loan proceeds not previously disbursed (including any retainage) to the extent necessary to complete construction of the Storage Improvements in accordance with Plans and Construction Contract, and if the completion requires a larger sum than the remaining undisbursed portion of the Loan, to disburse such additional funds, all of which funds so disbursed by Lender shall be deemed to have been disbursed to Borrower and shall be secured by the Security Documents. For this purpose, Borrower hereby constitutes and appoints Lender its true and lawful attorney-in-fact with full power of substitution to complete the construction of the Storage Improvements in the name of Borrower, and hereby empowers Lender as said attorney to take all actions necessary in connection therewith including any Escrow and any funds which may remain unadvanced under the Loan for the purpose of completing the Storage Improvements in the manner called for by the Plans; to make such additions and changes and corrections in the Plans which shall be necessary or desirable to complete the Storage Improvements in substantially the manner contemplated by the Plans; to employ such contractors, subcontractors, agents, architects, and inspectors as shall be required for said purposes; to pay, settle or compromise all existing or future bills and claims which are or may be liens against said Land, or may be necessary or desirable for the completion of the Storage Improvements or the clearance of the title to the Land; to execute all applications and certificates in the name of Borrower which may be required by any construction contract and to do any and every act with respect to the construction of the Storage Improvements and to take such action and require such performance as it deems necessary. In accordance therewith Borrower hereby assigns and quitclaims to Lender all sums to be advanced hereunder including retainage and any sums in escrow conditioned upon the use of said sums, if any, for the completion of the Storage Improvements; and/or

6. Take any other action that Lender, in its sole discretion, deems necessary or advisable under the circumstances to protect and preserve the Collateral. Borrower agrees to immediately reimburse Lender for all costs incurred to protect and preserve the Collateral.

K. Right of Inspection. Borrower agrees to permit Lender and its representatives and agents to enter upon the Land during normal business hours with 24 hours’ notice and to inspect the Storage Improvements and all materials to be used in the construction thereof and to cooperate and cause Contractor to cooperate with Lender and its representatives and agents during such inspections; provided, however, that this provision shall not be deemed to impose upon Lender any duty or obligation whatsoever to undertake such inspection, to correct any defects in the Storage Improvements or to notify any person with respect thereto.

L. Correction of Defects. Borrower agrees to promptly correct any structural defect in the Storage Improvements and to promptly correct any departure from the Plans not previously approved by Lender. An Advance shall not constitute a waiver of Lender's right to require compliance with this, or any other, covenant.

M. General Conditions. The following conditions shall be applicable throughout the term of the Loan Agreement:

1. Rights of Third Parties. All conditions of the obligations of Lender hereunder, including the obligation to make Advances, are imposed solely and exclusively for the benefit of Borrower and Borrower's successors and assigns and no other person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make advances in the absence of strict compliance with any or all thereof and no other person shall, under any circumstances, be deemed to be a beneficiary of such conditions, any and all of which may be freely waived in whole or in part by the Lender at any time if in its sole discretion it deems it desirable to do so. In particular, Lender makes no representations and assumes no duties or obligations as to third parties concerning the quality of the construction by Borrower or the Storage Improvements or the absence therefrom of defects. In this connection, Borrower agrees to and shall indemnify Lender from any liability, claims or losses resulting from the disbursement of the Loan proceeds or from the condition of the Storage Improvements whether related to the quality of construction or otherwise and whether arising during or after the term of the Loan. This provision shall survive the repayment of said Loan and shall continue in full force and effect so long as the possibility of such liability, claims, or losses exists.

2. Evidence of Satisfaction of Conditions.  Any condition of this Construction Rider which requires the submission of evidence of the existence or nonexistence of a specified fact or facts implies as a condition the existence or nonexistence, as the case may be, of such fact or facts, and Lender shall, at all times, be free to independently establish to its satisfaction and in its absolute discretion such existence or nonexistence.

N. Advances Do Not Constitute a Waiver. No Advance shall constitute a waiver of the conditions of Lender's obligation to make further Advances nor, in the event Borrower is unable to satisfy any such condition, shall any such waiver have the effect of precluding Lender from thereafter declaring such inability to be a Default. In addition, any waiver of any provision of the Loan Agreement shall not constitute a waiver of any other provision, and shall not act as a future waiver of any provision of the Loan Agreement.

O. Compliance With Federal Law. Borrower will ensure that each Contractor complies with Executive Order 11246, entitled “Equal Employment Opportunity”, as amended by Executive Order 11375, and as supplemented by applicable Department of Labor Regulations (41 CFR, Part 60). Failure of the Contractor to comply with these laws will be an Event of Default.

P. Cost Overruns. Borrower will not allow any change and/or cost overrun on any contract or other commitment which will result in an additional cash flow expenditure and/or debt to the business and/or request for a subsequent loan, either guaranteed or not, without the express written approval of RBS. In no event will a subsequent Business & Industry Guaranteed Loan be approved to cover such costs. Furthermore, Borrower will not divert Loan funds from purposes identified in Section 2.2 of the Loan Agreement for any of the aforementioned items without the express written approval of RBS. Failure to comply with the terms of this paragraph will be considered a material adverse change in Borrower's financial condition and a default under the Loan. In the event any of the aforementioned increases in costs and/or expenses are incurred by Borrower, Borrower must provide for such increases in a manner that there is no diminution of Borrower's operating capital.

Q. Contingency Allocations.  Any amount allocated in the Approved Budget for “contingencies” or other non-specific purposes may, in Lender’s discretion, be disbursed by Lender to pay contingent costs and expenses of maintaining, leasing and promoting the “Property” or the “Collateral” (in each case as defined in the Deed of Trust or any other Security Document) and such other costs or expenses as Lender shall approve.  Under no circumstances shall Borrower have the right to require Lender to disburse any amounts so allocated and Lender may impose such requirements and conditions as it deems prudent and necessary should it elect to disburse all or any portion of the amounts so allocated.

R. Funds Control Agreement.  At Lender’s sole discretion, Lender’s obligations to make advances under the Loan (including any advances under Section 3.3 of the Credit Agreement) will be subject to Borrower’s entering into and complying with all of conditions precedent, procedures and obligations specified in one or more Funds Control Agreements as Lender deems necessary or advisable, which Funds Flow Agreements may, at Lender’s discretion or specification, supersede some or all of funding conditions and other terms of this Construction Rider.  At Lender’s direction, Borrower shall promptly enter into such Funds Control Agreements.  In the absence of any Funds Control Agreement, the terms and conditions of this Construction Rider shall apply, subject to any waivers hereto as permitted by Lender at its sole discretion.

S. Purpose of Loan and Escrow. The proceeds of the Loan and Escrow will be used for the purposes specified in the Loan Documents. Such Loan and Escrow will not be used directly or indirectly for personal, family, household or agricultural purposes or for the purposes of purchasing or carrying any Margin Stock or for the purpose of extending credit to others for the purpose of purchasing or carrying any Margin Stock.

Dated:  December 4, 2015.

LENDER:

Sovereign Bank

By: ________________________
Name: ______________________
Title: _______________________

BORROWER:

Lazarus Refining & Marketing, LLC

By: Blue Dolphin Energy Company, a Delaware
corporation, its sole member

By: ________________________
Name: Jonathan Pitts Carroll, Sr.
Title: President

GUARANTORS:

______________________________
Jonathan Pitts Carroll, Sr., as Guarantor

Blue Dolphin Energy Company, as Guarantor

By: ________________________
Name: Jonathan Pitts Carroll, Sr.
Title: President

Lazarus Energy LLC, as Guarantor

By: Blue Dolphin Energy Company, a Delaware
corporation, its sole member

By: ________________________
Name: Jonathan Pitts Carroll, Sr.
Title: President

Lazarus Energy Holdings LLC, as Guarantor

By: ________________________
Name: Jonathan Pitts Carroll, Sr.
Title: Member

EXHIBIT “1”

TO

CONSTRUCTION RIDER

Loan:	$10,000,000.00

The Architect:	N/A

The Closing Date:	The date of the Loan Agreement.

The Completion Date:	On or before twelve (12) months from Closing Date.

The Contractor(s):	Lazarus Energy Holdings LLC

The Expansion: Improvements:
Construction of Storage Improvements (as defined in the Loan Agreement) on the Land (as defined in the Loan Agreement) pursuant to the construction contract relating to the Storage Tank Expansion Project J.O. / W.O. No. 130908 between Lazarus Energy LLC and the Contractor; and in each case in accordance with plans and specifications as more particularly described in said contract.

Retainage to be deducted from Advance:	Ten Percent (10%), if and to the extent required by Lender at its discretion.

Frequency of Advances:	At sole discretion of Lender.

The Title Company:	Providence Title 5001 HWY 287 South, Ste 105 Arlington, TX 76017